SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2000


                         ANDEAN DEVELOPMENT CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


      FLORIDA                       33-90696                    65-0648697
      -------                       --------                    ----------
   State or other                 (Commission                  (IRS Employer
   jurisdiction of                File Number)               Identification No.)
   incorporation)


      801 BRICKELL SQUARE, SUITE 900, MIAMI, FLORIDA                33131
      ----------------------------------------------                -----
         (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (305) 372-0056
                                                           --------------

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 7, 2000, the Registrant engaged PricewaterhouseCoopers, to act as the Registrant's independent certified public accountant.
PricewaterhouseCoopers replaces Spear, Safer, Harmon & Co. The contract with Spear, Safer, Harmon & Co. lapsed and the Registrant declined to renew the engagement for reasons outlined below.

         Since the Registrant appointed Spear, Safer, Harmon & Co. on or before January, 1996, there have been no disagreements with Spear, Safer, Harmon & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Auditors Reports on the financial statements for the Registrant since the fiscal year ended December 1995 did not contain any adverse opinion or a disclaimer of opinion.

         The Registrant, due to its desire to operate on an international basis, especially in Spain and Chile, has concluded that Andean Development Corporation as a whole would be better served by an accounting firm with an international presence and knowledge of international generally accepted auditing standards. In particular, the Registrant has used PricewaterhouseCoopers Auditores, S.A. of Spain as independent auditors to Equipos de Control Electrico, S.A. and to Construcciones Electromecanicas Consonni, S.A., subsidiaries of Consonni USA, Inc., a Florida corporation in which the Registrant has a 55% interest.

         The Registrant has authorized Spear, Safer, Harmon & Co. to respond fully to the inquiries of PricewaterhouseCoopers. Spear, Safer, Harmon & Co. has provided the Registrant with a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         Exhibit 16.1 Letter regarding change in certifying accountant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ANDEAN DEVELOPMENT CORPORATION

Date:  March 7, 2000                        By:/s/ PEDRO P. ERRAZURIZ
                                               ----------------------------
                                                    Pedro P. Errazuriz, CEO

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                                 EXHIBIT INDEX

EXHIBIT          DESCRIPTION
-------          -----------
 16.1            Letter Regarding Change in Certifying Accountant.